Exhibit 10.1

FIRST AMENDMENT TO MARCH 5, 2010
EMPLOYMENT AGREEMENT

This First Amendment to March 5, 2010, Employment Agreement (“Amendment”) is made and entered into effective as of the 27th day of August 2010, by and between West Bancorporation, Inc. and David D. Nelson.

WHEREAS, West Bancorporation, Inc. and David D. Nelson are parties to an employment agreement that became effective on March 5, 2010 (the “Agreement”),

WHEREAS, West Bancorporation, Inc. and David D. Nelson desire to amend the Agreement,

NOW, THEREFORE, it is mutually agreed as follows:

1.           Amendment to Paragraph 4.  Paragraph 4 of the Agreement is hereby deleted in its entirety and replaced and superseded by the following:

4.  For 2011 and after, you shall be eligible to receive a performance bonus of up to one-half of the amount of your Base Salary for each calendar year worked in accordance with the Company's senior executive bonus plan then in effect ("Performance Bonus").  The amount, if any, of such bonus shall be determined by the Board in its sole discretion.  Any Performance Bonuses awarded while the Company is participating in the Department of the Treasury’s TARP program will be paid in long-term restricted stock.  The stock restrictions shall include (1) a vesting period of not more than the longer of three years from the grant date or the time of repayment of all TARP funds and (2) a requirement that you be employed by the Company on each vesting date.  To the extent not precluded by law or any TARP restriction, each Performance Bonus shall fully vest if you become permanently and fully disabled or die or in the event of a change in control of the Company or a sale of substantially all of the Company’s operating assets.  The Board’s Compensation Committee has the sole discretion to impose stock restrictions under the West Bancorporation, Inc. Restricted Stock Compensation Plan.

2.           Amendment to Paragraph 5.  Paragraph 5 of the Agreement is hereby deleted and replaced and superseded by the following:

5.  As consideration for your agreement to join the Company and enter into this Agreement, you will be paid $125,000.

3.           No Other Modifications.  Except as herein modified, the Agreement remains in effect as originally executed.

4.           Entire Agreement.  This Amendment shall be affixed to the Agreement and become a part thereof.

5.           Binding Agreement.  The undersigned hereby agree and consent to be bound by the terms of the Agreement, as hereby amended.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of August 27, 2010.

/s/ David R. Milligan	/s/ David D. Nelson
David R. Milligan	David D. Nelson
Chairman, Board of Directors
West Bancorporation, Inc.